EXHIBIT 4.2

                                                                       EXHIBIT A
                                                to Securities Purchase Agreement


VOID  AFTER  5:00  P.M.,  CALIFORNIA  TIME,
ON  May  13,  2006


THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.


Date:  May  14,  2001

                                  GENUS, INC.
                             STOCK PURCHASE WARRANT

THIS CERTIFIES THAT, for value received,_____________________________, or its registered assigns, is entitled to purchase from GENUS, INC., a corporation organized under the laws of the State of California (the "Company"), at any time or from time to time during the period specified in Section 2 hereof, _________________ [insert a number that is 50% of the number of Shares purchased by the holder on the Closing Date pursuant to the Securities Purchase Agreement] fully paid and nonassessable shares of the Company's common stock, no par value (the "Common Stock"), at an exercise price per share (the "Exercise Price") of $3.50. The number of shares of Common Stock purchasable hereunder (the "Warrant Shares") and the Exercise Price are subject to adjustment as provided in Section 5 hereof. The term "Warrants" means this Warrant and the other Warrants of the Company issued pursuant to that certain Securities Purchase Agreement, dated as of May 14, 2001, by and among the Company and the other signatories thereto (the "Securities Purchase Agreement"). Capitalized terms used but not defined herein shall have the meanings given them in the Securities Purchase Agreement.

     This  Warrant is subject to the following terms, provisions and conditions:

     1. Manner of Exercise; Issuance of Certificates; Payment for Shares. Subject to the provisions hereof, including, without limitation, the limitations contained in Section 8 hereof, this Warrant may be exercised at any time during the Exercise Period (as defined below) by the holder hereof, in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the "Exercise Agreement"), to the Company by 5 p.m. California time on any Business Day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof) and upon (i) payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company, of the applicable Exercise Price for the Warrant Shares specified in the Exercise Agreement or (ii) delivery to the Company of written notice of an election to effect a Cashless Exercise (as defined in Section 12(c) hereof) for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered and the completed Exercise Agreement shall have been delivered and payment shall have been made for such shares as set forth above or, if such day is not a Business Day, on the next succeeding Business Day. The Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding three Business Days, after this Warrant shall have been so exercised (the "Delivery Period"). If the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and the holder is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Warrant Shares so purchased to the holder by crediting the account of the holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DTC Transfer"). If the aforementioned conditions to a DTC Transfer are not satisfied, the Company shall deliver to the holder physical certificates representing the Warrant Shares so purchased. Further, the holder may instruct the Company to deliver to the holder physical certificates representing the Warrant Shares so purchased in lieu of delivering such shares by way of DTC Transfer. Any certificates so delivered shall be in such denominations as may be requested by the holder hereof, shall be registered in the name of such holder or such other name as shall be designated by such holder and, following the date on which the Warrant Shares may be sold by the holder pursuant to Rule 144(k) promulgated under the Securities Act (or a successor rule), shall not bear any restrictive legend. Upon a sale of any Warrant Shares pursuant to an effective registration statement, any restrictive legend on the certificates representing such Warrant Shares shall be removed. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

     2. Period of Exercise. Except as set forth in Section 3 below, this Warrant may be exercised at any time or from time to time (an "Exercise Date") during the period (the "Exercise Period") beginning on (a) the date hereof and ending
(b) at 5:00 p.m., California time, on the fifth annual anniversary of the date of original issuance hereof.

     3. Mandatory Exercise. On any Notification Date (as defined below), the Company may request that the Purchaser exercise this Warrant in whole but not in part (the "Mandatory Exercise") within thirty calendar (30) days after the date of the Mandatory Exercise Notice (as defined below) by delivering a written notice to the holder at such address as such holder shall have provided to the Company in writing pursuant to Section 10 hereof (the "Mandatory Exercise Notice"). The Mandatory Exercise Notice shall set forth the Exercise Price and the Closing Price of a share of Common Stock on each of the ten (10) consecutive Trading Days immediately preceding the date of the Mandatory Exercise Notice and shall state that this Warrant be exercised in conformity with this Section 3 within thirty (30) calendar days. The last day of such thirty-day period is hereinafter referred to as the "Automatic Mandatory Exercise Date" provided such day is a Business Day, and if not, the first Business Day thereafter shall be considered the Automatic Mandatory Exercise Date. To the extent the holder fails to exercise this Warrant by 5:00 pm California time of the Automatic Mandatory Exercise Date, then (i) the holder shall forfeit such holder's rights, title and interest under this Warrant, (ii) this Warrant shall be deemed terminated and
(iii) the holder shall deliver to the Company this Warrant marked "cancelled." Notwithstanding the foregoing, no Mandatory Exercise may occur unless: (a) at all times from the Notification Date through the Automatic Mandatory Exercise Date a Registration Statement covering all Registrable Securities (as those terms are defined in that certain Registration Rights Agreement dated May 14, 2001 by and among the company and the other signatories thereto (the "Registration Rights Agreement")): (i) is effective, (ii) does not require any amendment or supplement and (iii) discloses directly or through incorporation by reference all material facts relating to Company and the Registrable Securities,
(b) the Company has no reason to believe that, during the period beginning on the Notification Date and ending ninety (90) days after the Automatic Mandatory Exercise Date (the "Initial Selling Period"), there will be any need to suspend sales pursuant to the Registration Statement as a result of the need to amend or supplement the Registration Statement or otherwise; (c) the Company covenants not to take any action during the Initial Selling Period that is reasonably likely to result in the suspension of sales during the Initial Selling Period; and (d) the Mandatory Exercise Notice contains (i) a certification from the Company's chief executive officer and chief financial officer as to the matters set forth in the immediately preceding subclause (a) (as of the Notification Date; provided that the Company shall immediately notify the Purchaser if such certification is no longer true at any time on or prior to the Automatic Mandatory Exercise Date) and subclause (b); and (ii) the covenant of the Company set forth in the immediately preceding subclause (c). For purposes of this
Section 3, "Notification Date" shall mean any Business Day during the Exercise Period but after the Trigger Date (as defined below) which Business Day is immediately preceded by ten (10) consecutive Trading Days on each of which the Closing Price for the Common Stock was greater than 150% of the Exercise Price; and "Trigger Date" shall mean the date the Registration Statement covering all Registrable Securities (as those terms are defined in the Registration Rights Agreement) is declared effective by the Securities and Exchange Commission.

     4. Certain Agreements of the Company. The Company hereby covenants and agrees as follows:

     (a) Shares to be Fully Paid. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid and nonassessable and free from all taxes, liens, claims and encumbrances.

     (b) Reservation of Shares. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a suf-ficient number of shares of Common Stock to provide for the exercise in full of this Warrant (without giving effect to the limitations on exercise set forth in Section 8(g) hereof).

     (c) Listing. The Company shall use its best efforts to secure the listing of the shares of Common Stock issuable upon exercise of or otherwise pursuant to this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or become listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of or otherwise pursuant to this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of or otherwise pursuant to this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

     (d) Certain Actions Prohibited. The Company will not, by amendment of its charter or through any re-organi-zation, transfer of assets, consolidation, mer-ger, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

     (e) Successors and Assigns. This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all of the Company's assets.

     (f) Blue Sky Laws. The Company shall, on or before the date of issuance of any Warrant Shares, take such actions as the Company shall reasonably determine are necessary to qualify the Warrant Shares for, or obtain exemption for the Warrant Shares for, sale to the holder of this Warrant upon the exercise hereof under applicable securities or "blue sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the holder of this Warrant prior to such date; provided, however, that the Company shall not be required to qualify as a foreign corporation or file a general consent to service of process in any such jurisdiction.

     5. Antidilution Provisions. During the Exercise Period, the Exercise Price and the number of Warrant Shares issuable upon the exercise of the Warrants, shall be subject to adjustment from time to time as provided in this
Section  5.

     In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up or down to the nearest cent; provided that, in no event shall the Exercise Price per share be reduced below $.01.

     (a) Subdivision or Combination of Common Stock. If the Company, at any time during the Exercise Period, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time during the Exercise Period, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

     (b) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 5, the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased or decreased to equal the quotient obtained by dividing (i) the product of (A) the Exercise Price in effect immediately prior to such adjustment, multiplied by
(B) the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment, by (ii) the adjusted Exercise Price .

     (c) Consolidation, Merger or Sale. In case of any consolidation of the Company with, or merger of the Company into, any other entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company at any time during the Exercise Period, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the holder of this Warrant will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities, cash or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such consolidation, merger or sale or conveyance not taken place. In any such case, the Company will make appropriate provision to insure that the provisions of this Section 5 will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor entity (if other than the Company) assumes by written instrument the obligations under this Warrant and the obligations to deliver to the holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire. Notwithstanding the foregoing, in the event of any consolidation of the Company with, or merger of the Company into, any other entity, or the sale or conveyance of all or substantially all of the assets of the Company, at any time during the Exercise Period, the holder of the Warrant shall, at its option, have the right to receive, in connection with such transaction, cash consideration equal to the fair value of this Warrant as determined in accordance with customary valuation methodology used in the investment banking industry.

     (d) Distribution of Assets. In case the Company shall declare or make any distribution of its assets (other than cash) (or rights to acquire its assets (other than cash)) to holders of Common Stock as a partial liquidating dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Company's shareholders of shares (or rights to acquire shares) of capital stock of a subsidiary) (a "Distribution"), at any time during the Exercise Period, then, upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, the holder of this Warrant shall be entitled to receive its pro-rata amount of such assets (or such rights) as would have been payable to the holder had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

     (e)     Issuances  or  Sales  at  less  than  Exercise  Price.

          (i) If at any time after May 14, 2001 the Company shall issue or sell any shares of Common Stock (except (A) as consideration in a merger, consolidation or acquisition of assets, or in connection with any strategic partnership, collaboration or joint venture (the primary purpose of which is not to raise capital), or as consideration for the acquisition of a business, product or license by the Company, (B) pursuant to widely distributed underwritten public offering, (C) upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof as set forth in Schedule 4(c) of the Securities Purchase Agreement or issued pursuant to such Securities Purchase Agreement, (D) upon exercise thereof to WFVK or its assigns at the Closing in consideration of its services to the Company as placement agent for the financing contemplated by the Securities Purchase Agreement, (E) under any duly authorized Company stock option, stock purchase or restricted stock plan for the benefit of the Company's employees, consultants or directors), and (F) in connection with any financing made to the Company by a financial institution engaged in the business of lending money, such as a bank, trust company, insurance company or other institutional lender, for a consideration per share less than the Exercise Price in effect immediately prior to such issue or sale, then immediately upon such issue or sale the Exercise Price then in effect shall be reduced to a price equal to the consideration per share received by the Company upon such issuance or sale.

          (ii) For purposes of this Section 5(e), in the event the Company shall issue any securities (except (A) as consideration in a merger, consolidation or acquisition of assets, or in connection with any strategic partnership, collaboration or joint venture (the primary purpose of which is not to raise capital), or as consideration for the acquisition of a business, product or license by the Company, (B) pursuant to widely distributed underwritten public offering, (C) upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof as set forth in
Schedule 4(c) of the Securities Purchase Agreement or issued pursuant to such Securities Purchase Agreement, (D) upon exercise thereof to WFVK or its assigns at the Closing in consideration of its services to the Company as placement agent for the financing contemplated by the Securities Purchase Agreement, (E) under any duly authorized Company stock option, stock purchase or restricted stock plan for the benefit of the Company's employees, consultants or directors), and (F) in connection with any financing made to the Company by a financial institution engaged in the business of lending money, such as a bank, trust company, insurance company or other institutional lender, which by their terms are convertible into or exchangeable for, or consist of any right or option to purchase, shares of Common Stock (whether or not such rights of conversion, exchange, or purchase are immediately exercisable) and the consideration per share for which such shares of Common Stock are deliverable upon conversion, exchange, or exercise of such securities, determined as provided in Subsection 5(e)(iii) below, is less than the Exercise Price in effect immediately prior to the issuance of such securities, then the total maximum number of shares of Common Stock issuable upon conversion, exchange, or exercise of such securities shall be deemed to be outstanding and to have been issued for such consideration per share. Except as provided below, no further adjustment of the Exercise Price shall be made pursuant to this Section upon the actual issue of such shares upon conversion, exchange, or exercise of such securities. Upon the redemption or repurchase of any such securities or the expiration or termination of the right to convert into, exchange for, or exercise with respect to, such shares, the Exercise Price shall be readjusted to such price as would have been obtained had the adjustment in the Exercise Price made upon the issuance of such securities been made upon the basis of the issuance of only such number of such securities as were actually converted into, exchanged for, or exercised with respect to, shares of Common Stock. If the purchase price or conversion or exchange rate provided for in any such security shall change or a different purchase price or rate shall become effective at any time, then, upon such change becoming effective, the Exercise Price then in effect shall be readjusted to such price as would have been obtained had the adjustment made upon the issuance of such securities been made upon the basis of
(i) the issuance of only the number of shares of Common Stock theretofore actually delivered upon the conversion, exchange, or exercise of such securities, and the total consideration received therefor, and (ii) the issuance, at the time of such change, of any such securities then still outstanding for the consideration, determined on the basis of the new price or rate, for which shares of Common Stock are deliverable upon conversion, exchange, or exercise of such securities. No readjustment provided for in this Subsection 5(e)(ii) shall, when taken together with any other readjustments attributable to the same securities, increase any Exercise Price by an amount in excess of the total of all decreases therein made prior to the date of such readjustment pursuant to adjustments made upon issuance of or subsequent changes with respect to such securities.

          (iii) For the purposes of any computation respecting consideration received pursuant to this Section 5(e):

          (A) In the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of cash received, provided that in no case shall any deduction be made for any commissions, discounts, or expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

          (B) In the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company, irrespective of the accounting treatment thereof; and

          (C) In the case of the issuance of securities convertible into, exchangeable for, or consisting of any right or option to purchase, shares of Common Stock, the aggregate consideration received for such shares shall be equal to the consideration received by the Company for any such securities, plus the additional minimum consideration, if any, to be received by the Company upon the conversion, exchange, or exercise thereof (the consideration in each case to be determined in the same manner as provided in (A) and (B) above).

     (f) Notice of Adjustment. Upon the occurrence of any event which requires any adjustment of the Exercise Price, then, and in each such case, the Company shall give notice thereof to the holder of this Warrant, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares issuable upon exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Company.

     (g) Minimum Adjustment of the Exercise Price . No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

     (h) No Fractional Shares. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Market Price of a share of Common Stock on the date of such exercise.

     (i)  Other  Notices.  In  case  at  any  time:

          (i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (other than dividends or distributions payable in cash out of retained earnings consistent with the Company's past practices with respect to declaring dividends and making distributions) to the holders of the Common Stock;

          (ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

          (iii) there shall be any capital reorganiza-tion of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substan-tially all of its assets to, another corporation or entity; or

          (iv) there shall be a voluntary or involun-tary dissolution, liquidation or winding-up of the Company;

then,  in  each  such case, the Company shall give to the holder of this Warrant
(a) notice of the date or estimated date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such divi-dend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable estimate thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, re-classification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least fifteen (15) days prior to the record date or the date on which the Company's books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above. Notwithstanding the foregoing, the Company may publicly disclose the substance of any notice delivered hereunder prior to delivery of such notice to the holder of this Warrant.

     (j) Certain Events. If, at any time during the Exercise Period, any event occurs of the type contemplated by the adjustment provisions of this
Section 5 but not expressly provided for by such provisions, the Company will give notice of such event as provided in Section 5(e) hereof, and the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock acquirable upon exercise of this Warrant so that the rights of the holder shall be neither enhanced nor diminished by such event.

     (k)     Certain  Definitions.

          (i) "Business Day" means any day, other than a Saturday or Sunday or a day on which banking institutions in the State of California or New York are authorized or obligated by law, regulation or executive order to close.

          (ii) "Closing Price" shall mean for the Common Stock as of any date, the closing bid price of such security on the principal United States securities exchange or trading market on which such security is listed or traded as reported by the Research Service of Nasdaq Trading and Market Services (or a comparable reporting service of national reputation selected by the holder and reasonably acceptable to the Company if the Research Service of Nasdaq Trading and Market Services is not then reporting closing bid prices of such security) (collectively, "NTMS"), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by NTMS, or, if no sale price is reported for such security by NTMS, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc., in each case for such date or, if such date was not a Trading Day (as defined below) for such security, on the next preceding day which was a Trading Day. If the Closing Price cannot be calculated for a share of Common Stock as of either of such dates on any of the foregoing bases, the Closing Price of such security on such date shall be the fair market value as determined by an investment banking firm selected by the holder and reasonably acceptable to the Company, with the costs of such appraisal to be borne by the Company. The manner of determining the Closing Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made.

     (iii) "Common Stock," for purposes of this Section 5, includes the Common Stock and any additional class of stock of the Company having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to this Warrant shall include only Common Stock in respect of which this Warrant is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in
Section 5(c) hereof, the stock or other securities or property provided for in such Section.

     (iv) "Market Price" shall mean, with respect to any date of determination, the average Closing Price during the ten (10) Trading Days ending on the Trading Day immediately preceding such date of determination, appropriately adjusted to reflect any stock dividend, stock split or similar transaction during either such relevant period. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

     (v) "Trading Day" shall mean a Business Day on which at least 10,000 shares of Common Stock are traded on the principal United States securities exchange or trading market on which such security is listed or traded as reported by NTMS.

     6. Issue Tax. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of this Warrant.

     7. No Rights or Liabilities as a Shareholder. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     8.     Transfer,  Exchange,  Redemption  and  Replacement  of  Warrant.

     (a) Restriction on Transfer. This Warrant and the rights granted to the holder hereof are transferable in whole or in part, at any one time, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in
Section 8(e) below, provided, however, that any transfer or assignment shall be subject to the conditions set forth in Sections 8(f), 8(g) and 9 hereof and to the provisions of Sections 4(e) and 4(f) of the Securities Purchase Agreement. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the con-trary. Notwithstanding anything to the contrary contained herein, the registration rights described in Section 8 hereof are assignable only in accordance with the provisions of the Registration Rights Agreement.

     (b) Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in Section 8(e) below, for new Warrants of like tenor of different denominations representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrant to represent the right to purchase such number of shares as shall be designated by the holder hereof at the time of such surrender.

     (c) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reason-ably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

       (d) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any trans-fer, exchange, or replacement as provided in this
Section 8, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the holder or transferees) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 8. The Company shall indemnify and reimburse the holder of this Warrant for all losses and damages arising as a result of or related to any breach by the Company of the terms of this Warrant, including costs and expenses (including legal fees) incurred by such holder in connection with the enforcement of its rights hereunder.

              (e) Warrant Register. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

           (f) Exercise or Transfer Without Registration. If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder), shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Com-pany may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such exercise, transfer, or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and sub-stance reasonably acceptable to the Company and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act; provided that no such opinion, letter, or status as an "accredited investor" shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act.

     9.     [Reserved]

        10. Registration Rights. The initial holder of this Warrant (and certain assignees thereof) are entitled to the benefit of such registration rights in respect of the Warrant Shares as are set forth in the Registration Rights Agreement, including the right to assign such rights to certain assignees, as set forth therein.

     11. Notices. Any notices required or permitted to be given under the terms of this Warrant shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier, or by confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

     If  to  the  Company:

Genus,  Inc.
1139  Karlstad  Drive
Sunnyvale,  CA  94089
Telephone  No.:  (408)  747-7120
Facsimile  No.:  (408)  747-7198
Attention:  Mr.  Kenneth  Schwanda

With  a  copy  to:

Wilson  Sonsini  Goodrich  &  Rosati
650  Page  Mill  Road
Palo  Alto,  CA  94304
Telephone  No.:  (650)  493-9300
Facsimile  No.:   (650)  493-6811
Attention:  Mark  Casillas,  Esq.

If to the holder, at such address as such holder shall have provided in writing to the Company, or at such other address as such holder furnishes by notice given in accordance with this Section 10, and, for any notice under Section 3, with a copy to:

Wells  Fargo  Van  Kasper
600  California  St.,  Suite  1700
San  Francisco,  CA  94108
Telephone  No.:  (415)  391-5600
Facsimile  No.:  (415)  397-2744
Attention:     Robert  L.  Quist
              Managing  Director

     12. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York. Each of the Company and the holder further agrees that service of process upon the Company or the holder mailed by certified or registered mail to the address set forth in Section 10 shall be deemed in every respect effective service of process upon the Company or the holder in any such suit or proceeding. Nothing herein shall affect the holder's or the Company's right to serve process in any other manner permitted by law. Each of the Company and the holder agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

     13. Limitations on Holder's Right to Exercise. In the event that upon either (a) the surrender of this Warrant, together with a completed Exercise Agreement, or (b) the delivery of the Mandatory Exercise Notice, the Company would be obligated to issue an amount of shares of Common Stock which, when aggregated with all shares of Common Stock issued upon exercise of all Warrants, would exceed 19.99% of the number of shares of Common Stock outstanding on May 14, 2001 (such amount to be proportionately and equitably adjusted from time to time in the event of stock dividends, subdivisions, combinations, reclassifications, capital reorganizations and similar events relating to the Common Stock) (the "Exchange Cap"), and such issuance would constitute a breach of the Company's obligations under the rules or regulations of Nasdaq as they apply to the Company, or any other principal securities exchange or market upon which the Common Stock is or becomes traded (the "Cap Regulations"), the Company shall not be obligated to issue any such shares of Common Stock in excess of the Exchange Cap. Instead, the Company shall immediately give notice of these facts to all holders of outstanding Warrants and shall, within twenty (20) days of the occurrence of either (a) or (b) above, commence taking all steps reasonably necessary to be in a position to issue shares pursuant to the exercise of this Warrant without violating the Cap Regulations, which steps shall include (but not be limited to) (i) the immediate preparation of all necessary proxy solicitation materials for a meeting of the shareholders; (ii) best efforts to obtain a waiver from the Cap Regulations for the issuances hereunder; and (iii) the filing of such preliminary proxy solicitation materials with the Securities and Exchange Commission within such twenty (20) day period. In the event that shareholder approval is required for the Company to be in a position to issue any shares pursuant to the exercise of this Warrant, the Company shall use its best efforts to obtain such approval at the earliest practical date, including without limitation using its best efforts to cause its management and board of directors to vote shares that they beneficially own, and to recommend to the Company's other shareholders to vote, in favor of such approval.

     14.     Miscellaneous.

     (a) Amendments. Except as provided in Section 8(g) hereof, this Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the holder hereof.

     (b) Descriptive Headings. The descriptive head-ings of the several Sections of this Warrant are in-serted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

     (c) Cashless Exercise. This Warrant may be exercised at any time or from time to time during the Exercise Period, by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise" ). In the event of a Cashless Exercise in lieu of paying the Exercise Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying (i) the number of Warrant Shares to which it would otherwise be entitled by (ii) a fraction, the numerator of which shall be the difference between the then current Market Price per share of the Common Stock and the Exercise Price, and the denominator of which shall be the Market Price per share of Common Stock.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

GENUS,  INC.


     By:  _________________________________
     Name:
     Title:

                           FORM OF EXERCISE AGREEMENT

         (To be Executed by the Holder in order to Exercise the Warrant)

To:  Genus,  Inc.
     1139  Karlstad  Drive
     Sunnyvale,  CA  94089
     Attention:  ________________

      The undersigned hereby irrevocably exercises the right to purchase _____________ shares of the Common Stock of GENUS, INC., a corporation organized under the laws of the State of California (the "Company"), and either:

     tenders herewith payment of the Exercise Price in full, in the amount of $_____________, in cash, by certified or official bank check or by wire transfer for the account of the Company; or

     elects pursuant to Section 12(c) of the Warrant to convert such Warrant into Common Stock on a cashless exercise basis.

     The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

     The undersigned requests that the Company cause its transfer agent to electronically transmit the Common Stock issuable pursuant to this Exercise Agreement to the account of the undersigned or its nominee (which is _________________) with DTC through its Deposit Withdrawal Agent Commission System ("DTC Transfer").

     In lieu of receiving the shares of Common Stock issuable pursuant to this Exercise Agreement by way of DTC Transfer, the undersigned hereby requests that the Company cause its transfer agent to issue and deliver to the undersigned physical certificates representing such shares of Common Stock.

     The undersigned requests that a Warrant representing any unexercised portion hereof be issued, pursuant to the Warrant, in the name of the Holder and delivered to the undersigned at the address set forth below:

Dated:_________________     _____________________________________
                            Signature  of  Holder

                            _____________________________________
                            Name  of  Holder  (Print)
                            Address:
                            _____________________________________
                            _____________________________________
                            _____________________________________

                               FORM OF ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the attached Warrant, with respect to the number of shares of Common Stock covered thereby issuable pursuant to the attached Warrant set forth hereinbelow, to:

Name  of  Assignee               Address                    No  of  Shares



, and hereby irrevocably constitutes and appoints ___________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.


Dated:  _____________________,  ____

In  the  presence  of

__________________

                             Name:  ____________________________


                             Signature:  _______________________
                             Title  of  Signing  Officer  or  Agent  (if  any):
                                      ________________________
                            Address:  ________________________
                                      ________________________

                              Note:  The  above  signature  should  correspond
                         exactly with the name on the face of the within Warrant.